LIBERTY FINANCIAL COMPANIES, INC.

                               PROMISSORY NOTE

$100,000,000.00                Original Issue Date: ______________ , 1995

Liberty Financial Companies, Inc. (the "Borrower"), for value received, promises to pay to the order of Liberty Mutual Capital Corporation (Boston) (the "Lender") the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000.00) on ___________, 2005 (the "Stated Maturity Date"), except to the extent redeemed prior to the Stated Maturity Date, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the outstanding principal amount hereof at an interest rate of 8.5% per annum from the date of this Note until the principal hereof is paid. Interest shall be due and payable hereon semiannually on __________ and ___________ in each year (each an "Interest Payment Date") commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above until payment of the principal balance hereof, including the date of maturity. If any Interest Payment Date falls on a day that is not a Business Day, the interest payable with respect to this Note on such date shall be paid on the next succeeding Business Day with the same force and effect as if paid on such Interest Payment Date. As used herein, "Business Day" means any day that is not a Saturday or Sunday and that is not a day on which the principal place of business of the Lender is closed or a day on which banking institutions in the City of Boston are generally authorized or obligated by law or executive order to close. All payments shall be made in lawful currency of the United States of America in immediately available funds.


Except as otherwise provided in this paragraph, this Note is not subject to redemption at the option of the Borrower or subject to repayment at the option of the Lender prior to the Stated Maturity Date. This Note may be redeemed in whole (but not in part) at the option of the Borrower on any Business Day before maturity. Notice of the Borrower's option to elect redemption of this Note shall be given to the Lender or holder not less than 30 days before the date which the Borrower fixes for redemption (the "Redemption Date"). On the Redemption Date, the Borrower shall pay a price equal to 100% of the principal amount hereof plus accrued interest to the Redemption Date plus a Make-Whole Premium. The amount of the Make-Whole Premium will be equal to the present value of the loss of investment income resulting from the interest rate differential on the principal amount between 8.5% and the interest rate, as of the Redemption Date, of U.S. Government securities maturing on the Stated Maturity Date.


As used herein, "Event of Default" means any one or more of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

  (1) the Borrower shall fail to pay when due any principal on this Note: or

  (2) the Borrower shall fail to pay any interest on this Note for more than 5 Business Days after the date when due; or

  (3) the Lender shall at any time and for any reason cease to own and control (either directly or through one or more majority-owned subsidiaries), both legally and beneficially, with full power to vote,

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  more than 50% of the outstanding shares of every class of capital stock of the Borrower;

  (4) (a) the Borrower shall commence any case or proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law, or seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of it or any substantial part of its property, or the Borrower shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due; or (b) an involuntary case or proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law, or seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of it or any substantial part of its property, and such case or proceeding shall remain undismissed and unstayed for 60 days, or an order for relief shall be entered against the Borrower under any bankruptcy, insolvency or similar law and such order shall remain undismissed and unstayed for 60 days.

If an Event of Default occurs and is continuing, then and in every such case the Lender may declare the principal of this Note, together with accrued interest thereon, to be immediately due and payable, by notice to the Borrower, whereupon such amounts shall become immediately due and payable.

The Borrower may treat the holder of this Note as the absolute owner hereof for the purpose of receiving payment of, or on account of, the principal and interest due hereon and for all other purposes.

The Borrower hereby waives presentment, demand, notice of dishonor, protest and all other demands in connection with the delivery, acceptance, performance and enforcement of this Note.

This Note shall have the effect of an instrument executed under seal and shall be governed by the laws of the Commonwealth of Massachusetts.

                                        LIBERTY FINANCIAL COMPANIES, INC.
                                        (Borrower)
                                        ____________________________
                                        Name:
                                        Title:

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